Exhibit 99.1

Navient posts fourth quarter and full-year 2017 financial results

WILMINGTON, Del., Jan. 23, 2018—Navient (Nasdaq: NAVI), a leading asset management and business processing services company, today has posted its fourth quarter and full-year 2017 financial results. The complete financial results release is available on the company’s website at navient.com/investors. The results will also be available on Form 8-K on the SEC’s website at http://www.sec.gov.

Navient will hold a conference call tomorrow, Jan. 24, 2018, at 8 a.m. EST, hosted by Jack Remondi, president and CEO, and Chris Lown, chief financial officer.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 50696459 starting at 7:45 a.m. EST. The live audio webcast will be available on navient.com/investors. Supplemental financial information and presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A telephone and webcast replay may be accessed approximately two hours after the call through Feb. 7, 2018, at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 50696459.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of asset management and business processing solutions for education, healthcare and government clients at the federal, state and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, Wisconsin and other locations. Learn more at navient.com.

Contact:

Media:	Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors:	Joe Fisher, 302-283-4075, joe.fisher@navient.com

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